EXHIBIT 99.1

Pro Forma Condensed Combined Consolidated Financial Statements

(Unaudited)

INTRODUCTION

On May 10, 2018, MACOM Japan Limited, a company established under the laws of Japan (“MACOM Japan”), completed its previously announced divestiture of certain assets and license of intellectual property pursuant to the Asset Purchase and Intellectual Property License Agreement (“APA”) with CIG Shanghai Co., Ltd. (the “Buyer”) and MACOM Technology Solutions Holdings, Inc. (the “Company”) (solely with respect to Sections 2.5 and 12.16 thereof). Pursuant to the APA, MACOM Japan sold and transferred to the Buyer certain capital equipment, inventory and other assets associated with MACOM Japan’s long-range optical subassembly product line (the “LR4 Business”), and granted to the Buyer a non-exclusive license with respect to related intellectual property. The APA provides that the Buyer shall pay MACOM Japan $5.0 million within 30 days following the closing of the transaction, provide the Company with the opportunity to supply components, and shall pay MACOM Japan an additional estimated $5.0 million and $12.0 million for certain capital equipment and inventory, respectively, within 60 days following the closing, subject to receipt of required government approvals.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 30, 2018 gives effect to the disposition of certain assets and liabilities of the Company as if it had been consummated as of March 30, 2018. The accompanying unaudited pro forma consolidated statement of operations for the six months ended March 30, 2018 and the year ended September 29, 2017 give effect to the disposition of certain assets and liabilities of the LR4 Business as if the sale had been consummated at the beginning of the earliest period presented.

The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2018 and the Company’s Annual Report on Form 10-K filed with the SEC on November 15, 2017. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions and adjustments that may not be indicative of the results of operations that would have occurred had the disposition been completed as of the dates indicated or what the financial position or results will be for any future periods. The unaudited pro forma consolidated statements of operations do not include transaction costs or the loss that the Company expects to recognize on the sale of certain assets and liabilities, as these amounts are not expected to have a continuing impact. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis are performed, and have been made solely for the purpose of providing unaudited pro forma condensed financial statements. Differences between these preliminary estimates and the final divestiture accounting may occur and these differences could have a material effect on the accompanying unaudited pro forma condensed financial statements and the Company’s future financial position and results of operations.

MACOM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 30, 2018

(in thousands)

		Pro Forma		Pro Forma as
	As Reported	Adjustments	Notes	Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$162,695	—		$162,695
Short term investments	27,396	—		27,396
Accounts receivable, net	107,093	—		107,093
Cash consideration receivable	—	25,026	(A)	25,026
Inventories	143,897	(11,739)	(B), (E)	132,158
Income tax receivable	18,970	—		18,970
Prepaid and other current assets	15,158	—		15,158

Total current assets	475,209	13,287		488,496
Property and equipment, net	138,542	(8,026)	(B), (F)	130,516
Goodwill	317,094	(3,686)	(B)	313,408
Intangible assets, net	584,035	(28,898)	(B)	555,137
Deferred income taxes	1,713	—		1,713
Other investments	37,415	—		37,415
Other long-term assets	7,162	—		7,162

TOTAL ASSETS	$1,561,170	$(27,323)		$1,533,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of lease payable	$804	—		$804
Current portion of long-term debt	6,885	—		6,885
Accounts payable	29,224	—		29,224
Accrued liabilities	51,674	250	(C)	51,924

Total current liabilities	88,587	250		88,837
Lease payable, less current portion	23,586	—		23,586
Long-term debt, less current portion	659,921	—		659,921
Warranty liability	9,151	—		9,151
Deferred income taxes	15,975	(8,918)	(B)	7,057
Other long-term liabilities	5,684	—		5,684

Total liabilities	802,904	(8,668)		794,236

Stockholders’ equity:
Common stock	65	—		65
Treasury stock, at cost	(330)	—		(330)
Accumulated other comprehensive income	7,173	—		7,173
Additional paid-in capital	1,057,410	—		1,057,410
Accumulated deficit	(306,052)	(18,655)	(D)	(324,707)

Total stockholders’ equity	758,266	(18,655)		739,611

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,561,170	$(27,323)		$1,533,847

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MACOM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended March 30, 2018

(in thousands, except per share amounts)

		Pro Forma		Pro Forma as
	As Reported	Adjustments	Notes	Adjusted
Revenue	$281,338	(24,102)	(G)	$257,236
Cost of revenue	154,784	(15,492)	(G)	139,292

Gross profit	126,554	(8,610)		117,944

Operating expenses:
Research and development	83,246	(394)	(G)	82,852
Selling, general and administrative	76,922	(3,733)	(G)	73,189
Impairment charges	6,575	—		6,575
Restructuring charges	6,200	—		6,200

Total operating expenses	172,943	(4,127)		168,816

Loss from operations	(46,389)	(4,483)		(50,872)

Other (expense) income:
Warrant liability gain	31,624	—		31,624
Interest expense, net	(15,209)	—		(15,209)
Other expense	(4,133)	—		(4,133)

Total other expense, net	12,282	—		12,282

Loss before income taxes	(34,107)	(4,483)		(38,590)
Income tax benefit	(1,671)	(1,020)	(H)	(2,691)

Loss from continuing operations	(32,436)	(3,463)		(35,899)
Loss from discontinued operations	(5,617)	—		(5,617)

Net loss	$(38,053)	$(3,463)		$(41,516)

Net loss per share:			(I)
Basic loss per share:
Loss from continuing operations	$(0.50)	$(0.05)		$(0.56)
Loss from discontinued operations	(0.09)	—		(0.09)

Loss per share—basic	$(0.59)	$(0.05)		$(0.64)

Diluted loss per share:
Loss from continuing operations	$(0.98)	$(0.05)		$(1.04)
Loss from discontinued operations	(0.09)	—		(0.09)

Loss per share—basic	$(1.07)	$(0.05)		$(1.12)

Shares used:
Basic	64,437	64,437		64,437

Diluted	65,120	65,120		65,120

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MACOM Technology Solutions Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended September 29, 2017

(in thousands, except per share amounts)

		Pro Forma		Pro Forma as
	As Reported	Adjustments	Notes	Adjusted
Revenue	$698,772	(66,265)	(G)	$632,507
Cost of revenue	371,888	(38,444)	(G)	333,444

Gross profit	326,884	(27,821)		299,063

Operating expenses:
Research and development	147,986	(1,182)	(G)	146,804
Selling, general and administrative	187,886	(7,135)	(G)	180,751
Impairment charges	4,352	—		4,352
Restructuring charges	2,744	—		2,744

Total operating expenses	342,968	(8,317)		334,651

Loss from operations	(16,084)	(19,504)		(35,588)

Other (expense) income:
Warrant liability expense	(2,522)	—		(2,522)
Interest expense	(28,855)	—		(28,855)
Other expense	(2,044)	—		(2,044)

Total other expense, net	(33,421)	—		(33,421)

Loss before income taxes	(49,505)	(19,504)		(69,009)
Income tax expense (benefit)	100,911	(6,741)	(H)	94,170

Loss from continuing operations	(150,416)	(12,763)		(163,179)
Loss from discontinued operations	(19,077)	—		(19,077)

Net loss	$(169,493)	$(12,763)		$(182,256)

Net loss per share:			(I)
Basic loss per share:
Loss from continuing operations	$(2.48)	$(0.21)		$(2.69)
Loss from discontinued operations	(0.31)	—		(0.31)

Loss per share—basic	$(2.79)	$(0.21)		$(3.00)

Diluted loss per share:
Loss from continuing operations	$(2.48)	$(0.21)		$(2.69)
Loss from discontinued operations	(0.31)	—		(0.31)

Loss per share—basic	$(2.79)	$(0.21)		$(3.00)

Shares used:
Basic	60,704	60,704		60,704

Diluted	60,704	60,704		60,704

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MACOM Technology Solutions Holdings, Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(Amounts in thousands)

1. Basis of Presentation

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma financial information presented below assume the sale of the certain assets and liabilities of the Company’s LR4 Business was consummated on the date of the most recent period presented for the consolidated balance sheet and at the beginning of the fiscal year presented for the consolidated statement of operations. The financial statements include adjustments which give effect to events that are (i) directly attributable to the sale, (ii) factually supportable, and (iii) with respect to the pro forma condensed consolidated statement of operations, expected to have a continuing impact on the Company. In addition, the consolidated balance sheet includes adjustments that are nonrecurring, such as the loss on the transaction.

The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 3, 2018 and the Company’s Annual Report on Form 10-K filed with the SEC on November 15, 2017. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

2. Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet at March 30, 2018 reflects the following pro forma adjustments:

(A)	Reflects the pro forma impact of the cash consideration receivable for the proceeds from the sale, expected to be received within 30 to 60 days following the closing subject to receipt of required government approvals. This estimate includes $5.0 million associated with a non-exclusive license with respect to related intellectual property, an estimated $8.0 million for certain capital equipment and estimated $12.0 million for inventory.

(B)	Adjustment to reflect the assets and liabilities sold.

a.	The estimated cost of inventory to be sold to the Buyer.

b.	The estimated cost of property and equipment to be sold to the Buyer.

c.	The estimated amount of Company goodwill to be allocated to the LR4 Business being divested.

d.	Represents the remaining unamortized balance of the LR4 Business customer relationship intangible asset, which was initially acquired at the time of the acquisition of FiBest Limited in December 2015.

e.	Represents the portion of deferred taxes associated with the customer relationship intangible asset discussed in (d) above.

(C)	Reflects the estimated selling and transaction expenses not yet incurred as of March 30, 2018.

(D)	Reflects the estimated loss on disposal of $18.4 million plus $0.2 million in estimated selling and transaction expenses. These items have not been reflected in the pro forma condensed consolidated statement of operations as they are not expected to have a continuing impact on the Company’s results of operations.

(E)	Includes $7.1 million of inventory assumed by the Buyer at closing. The remaining $4.9 million is expected to be settled within 30 days following closing. The Company expects to receive total proceeds of $12.0 million pertaining to the sold inventory within 60 days following closing.

(F)	Includes $2.6 million of equipment assumed by the Buyer at closing. The remaining $5.4 million of equipment is expected to be settled within 30 days following closing. The Company expects to receive total proceeds of $8.0 million pertaining to the sold equipment within 60 days following closing.

3. Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the six months ended March 30, 2018 and the year ended September 29, 2017 reflect the following pro forma adjustments:

(G)	To reflect the elimination of the revenue, cost of revenue and operating expenses related to the LR4 Business.

(H)	The following table sets forth the computation for the estimated tax impact of the above pro forma items.

	Six Months Ended	Year Ended
	March 30, 2018	September 29, 2017
MACOM Japan recorded income before income taxes	$564	$11,923
Pro forma adjustments to loss before income taxes	(4,483)	(19,504)

Adjusted MACOM Japan loss before income taxes	(3,919)	(7,581)
Japan statutory income tax rate	30.86%	30.86%

Tax benefit on MACOM Japan, as adjusted	(1,209)	(2,339)
MACOM Japan income tax (benefit) expense before adjustment	(189)	4,402

Pro forma income tax adjustment	$(1,020)	$(6,741)

(I)	The following table sets forth the computation for basic and diluted pro forma as adjusted net loss per share of common stock (in thousands, except per share data):

	Six Months Ended	Year Ended
	March 30, 2018	September 29, 2017
Numerator:
Loss from continuing operations	$(35,899)	$(163,179)
Loss from discontinued operations	(5,617)	(19,077)

Net loss	$(41,516)	$(182,256)
Warrant liability gain	(31,624)	—

Net loss attributable to common stockholders	$(73,140)	$(182,256)

Denominator:
Weighted average common shares outstanding-basic	64,437	60,704
Dilutive effect of warrants	683	—

Weighted average common shares outstanding-diluted	65,120	60,704

Loss per share—basic:
Continuing operations	$(0.56)	$(2.69)
Discontinued operations	(0.09)	(0.31)

Net loss to common stockholders per share-basic	$(0.64)	$(3.00)

Loss per share—diluted:
Continuing operations	$(1.04)	$(2.69)
Discontinued operations	(0.09)	(0.31)

Net loss to common stockholders per share-diluted	$(1.12)	$(3.00)